STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data )	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006
REVENUES
ROOM REVENUE	$62,791	$57,567	$118,276	$106,473
OTHER REVENUE	5,168	4,570	9,862	8,750

TOTAL REVENUE	$67,959	$62,137	$128,138	$115,223

EXPENSES
DIRECT OPERATING EXPENSE	$16,354	$16,099	$31,181	$30,161
OTHER HOTEL OPERATING EXPENSES	24,470	22,617	47,251	42,963
GENERAL AND ADMINISTRATIVE	1,371	1,219	2,751	2,186
DEPRECIATION	6,862	6,417	13,624	12,437
INTEREST EXPENSE, NET	584	594	1,232	1,301

TOTAL EXPENSES	$49,641	$46,946	$96,039	$89,048

NET INCOME	$18,318	$15,191	$32,099	$26,175

NET INCOME PER SHARE	$0.20	$0.17	$0.36	$0.30

FUNDS FROM OPERATIONS (A)
NET INCOME	$18,318	$15,191	$32,099	$26,175

DEPRECIATION OF REAL ESTATE OWNED	6,650	6,205	13,200	12,013

FUNDS FROM OPERATIONS	$24,968	$21,396	$45,299	$38,188

FFO PER SHARE	$0.28	$0.24	$0.51	$0.43

WEIGHTED-AVERAGE SHARES OUTSTANDING	89,516	90,004	89,433	88,155

OPERATING STATISTICS
OCCUPANCY	78%	78%	75%	75%
AVERAGE DAILY RATE	$114	$105	$112	$103
REVPAR	$89	$82	$84	$78
NUMBER OF HOTELS OWNED	67	67
DIVIDENDS PER SHARE	$0.22	$0.22	$0.44	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2007	December 31, 2006
ASSETS
INVESTMENT IN REAL ESTATE – NET	$827,342	$836,906
CASH AND CASH EQUIVALENTS	21,958	26,160
OTHER ASSETS	27,879	23,773

TOTAL ASSETS	$877,179	$886,839

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE	$52,677	$53,660
OTHER LIABILITIES	5,264	7,133

TOTAL LIABILITIES	57,941	60,793
TOTAL SHAREHOLDERS’ EQUITY	819,238	826,046

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$877,179	$886,839

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO in not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2007 and the results of operations for the interim period ended June 30, 2007. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2006 Annual Report.

APPLE REIT SIX

Portfolio of hotels

ALABAMA	Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)

ALASKA	Anchorage (3)

ARIZONA	Phoenix, Tempe (2)

CALIFORNIA	Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, South San Francisco

COLORADO	Boulder, Glendale, Lakewood

CONNECTICUT	Farmington, Rocky Hill, Wallingford

FLORIDA	Clearwater, Lake Mary, Lakeland, Orange Park, Panama City, Pensacola (3), Tallahassee

GEORGIA	Albany, Columbus, Savannah, Valdosta

NEW JERSEY	Mt. Olive, Somerset

NEW YORK	Saratoga Springs

OREGON	Portland, Hillsboro (3)

PENNSYLVANIA	Pittsburgh

SOUTH CAROLINA	Myrtle Beach

TENNESSEE	Nashville

TEXAS	Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen

VIRGINIA	Fredericksburg

WASHINGTON	Mukilteo, Kent, Redmond, Renton

DEAR SHAREHOLDER

During the second quarter of 2007, Apple REIT Six, Inc., through a disciplined approach to capital allocation and favorable market conditions, continued towards its goal of increasing shareholder value through the appreciation of our assets and the distributions of solid returns.

The Apple REIT Six portfolio of real estate includes of 67 hotels, with 7,750 guestrooms that span 17 states. This diversified group of hand-picked real estate achieved funds from operations (FFO) of $25 million, or $0.28 per share during the second quarter of this year. For the six-month period ending June 30, 2007, FFO was $0.51 per share, a remarkable 19 percent increase over results for the same period last year. Our shareholders received dividends equal to $0.22 per share during the second quarter, representing an annual eight percent return on an $11 share price.

It is an exciting time for the United States hotel industry. PricewaterhouseCoopers LLP predicts that during this summer, the U.S. lodging industry will achieve a new record number of occupied rooms per night at an industry-wide average nightly rate that has topped $100, a major milestone according to Smith Travel Research. Although it is anticipated that the supply of hotel rooms will slightly outpace the overall demand in 2007, average nightly rates continue to climb upwards and, according to the Market Metrix, guests are reporting their highest level of satisfaction in three years. The Market Metrix, a survey of more than 35,000 travelers, states that that hotels’ unyielding commitment to quality staffing, customer services and modern amenities has positively impacted guest experience.

As you know, we have strategically aligned ourselves with two of the leaders in the hotel industry who have successfully refined the guest experience, Marriott® and Hilton®. Throughout the years, these brands have consistently achieved high recognition in numerous industry surveys and awards. I am delighted to once again report that Hilton Garden Inn® has achieved “Highest Guest Satisfaction Among Mid-Scale Hotel Chains with Full Service” for an unprecedented sixth consecutive year and Homewood Suites® was awarded “Highest Guest Satisfaction Among Extended Stay Hotel Chains” for the fifth time in J.D. Power and Associate 2007 North America Hotel Guest Satisfaction Index.

Operations at our Apple REIT Six-owned hotels were strong during the second quarter of this year. Occupancy rates were above industry averages at 78 percent. Average daily rate (ADR) for the three-month period ending June 30, 2007, jumped nine percent as compared to the same period in 2006, and was $114. Our strong ADR paired with a stable occupancy level allowed us to achieve revenue per available room (RevPAR) of $89, a remarkable 9 percent increase over the same period in 2006.

According to industry analysts, the outlook for the hotel industry for the remainder of 2007 is good. I look forward to sharing our progress with you in future reports.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of upscale, extended-stay and select service hotels. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to operate high-quality real estate that generates attractive returns for our shareholders. The portfolio consists of 67 hotels, containing a total of 7,750 guestrooms in 17 states.

CORPORATE HEADQUARTERS

814 East Main Street
Richmond, VA 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, *Director, Investor Services*
804-727-6321 or KClarke@applereit.com

COVER: MARRIOTT • REDMOND, WA
SHAREHOLDER LETTER:
HILTON GARDEN INN • ANCHORAGE, AK

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott® and Marriott® are registered trademarks of Marriott International, Inc.

Hampton Inn®, Hampton Inn and Suites®, Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.

Apple REIT Six